SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]

Check the appropriate box:

___      Preliminary Information Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
_X_      Definitive Information Statement

                             MEDICONSULT.COM, INC.
               (Name of Registrant as Specified in Its Charter)


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                             MEDICONSULT.COM, INC.
                          33 REID STREET, 4TH FLOOR
                           HAMILTON HM 12, BERMUDA
                       ________________________________

                            INFORMATION STATEMENT
                       ________________________________


                 ACTION TAKEN BY WRITTEN CONSENT IN LIEU OF
                       SPECIAL MEETING OF SHAREHOLDERS


                WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                       REQUESTED NOT TO SEND US A PROXY
                       ________________________________


     This Information Statement will be first sent or given to shareholders of Mediconsult.com, Inc. (the "Company") on or about December 7, 1998, in connection with the action which will be taken by shareholders holding approximately 62.4% of the Company's outstanding stock by written consent in lieu of holding a special meeting of shareholders.

     On November 24, 1998, The Mediconsult Trust, Robert Jennings and Michel Bazinet, who hold 11,240,000 shares of the Company's $.001 par value common stock (the "Common Stock") and 250,000 shares of $10 Non-Cumulative Preferred Stock, signed a written consent to become effective on December 30, 1998, approving amendments to the Company's 1996 Stock Option Plan to increase the number of shares of Common Stock covered by the Plan from 1,500,000 to 2,500,000, to limit the maximum option grant which may be made to an employee in any calendar year, and to expand the means by which stock options may be exercised. On November 24, 1998, there were 18,173,450 shares of Common Stock issued and outstanding, and 250,000 shares of $10 Non-Cumulative Preferred Stock outstanding. The holders of the Company's Common Stock and Preferred Stock vote together as a single class.

     Pursuant to the provisions of the Delaware General Corporation Law, any action which can be taken at a meeting of shareholders may be taken without a meeting if a written consent thereto is signed by shareholders holding at least a majority of the voting power. Such a consent has been executed by The Mediconsult Trust, Robert Jennings and Michel Bazinet, the Company's three largest shareholders, which own 62.4% of the voting power of the Company's shareholders.

     Rule 14c-2 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, requires that the Company prepare an Information Statement containing certain information related to the actions approved by written consent of a majority of the voting power, and to mail the information statement to the Company's shareholders at least 20 calendar days prior to the date on which the corporate action is taken.

     The affirmative vote of the holders of a majority of the shares of Common and Preferred Stock outstanding, considered as a single class, is required for the approval of the amendments to the Company's 1996 Stock Option Plan.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of November 24, 1998, as to the shares of the Common Stock and $10 Non-Cumulative Preferred Stock

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beneficially owned by each person who is the beneficial owner of more than five percent (5%) of the Company's Common Stock and Series A Convertible Preferred Stock, each of the Company's Directors and by all of the Company's Directors and Executive Officers as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

                                        Amount and
    Name and Address                  Nature of Bene-            Percent
  of Beneficial Owners               ficial Ownership            of Class
  --------------------               ----------------            --------

Robert Jennings                       10,490,000 (1)               56.9%
33 Reid Street, 4th Floor
Hamilton HM 12
Bermuda

Michel Bazinet                         1,000,000 (2)                5.4%
343 Brookfield Street
Mount-Royal
Montreal, Quebec
Canada  H3P 2A7

The Mediconsult Trust (3)              9,450,000                   51.3%
51 Pitts Bay Road
Pembroke HM 12
Bermuda

Ian Sutcliffe                            250,000 (4)                1.4%
16 Stonehedge Hollow
Unionville, Ontario
Canada  L3R 3Y9

Michael Treacy                                 0                     --
33 Reid Street, 4th Floor
Hamilton HM 12
Bermuda

John Buchanan                                  0                     --
33 Reid Street, 4th Floor
Hamilton HM 12
Bermuda

Barry Guld                                     0                     --
33 Reid Street, 4th Floor
Hamilton HM 12
Bermuda

All Executive Officers and            11,740,000                   63.7%
Directors as a Group
(7 Persons)
______________________

(1) Includes 790,000 shares owned directly by Mr. Jennings, 9,450,000 shares owned beneficially by Mr. Jennings by virtue of his interest in the shares held by The Mediconsult Trust, and 250,000 shares of $10 Non-Cumulative Preferred Stock.

(2) Represents 1,000,000 shares directly owned by Mr. Bazinet. Does not include a contingent indirect beneficial interest in The Mediconsult Trust

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because The Mediconsult Trust is subject to the total discretion of Robert
Jennings, the trustee of The Mediconsult Trust.

(3) The trustee of The Mediconsult Trust is Robert Jennings, and as trustee Mr. Jennings has full control of the voting rights of the Trust. Mr. Jennings created the trust and originally contributed all assets to the Trust. He has total discretion in the management and operation of the trust including the sale of trust assets and the allocation of the proceeds among beneficiaries. He also has absolute power to change beneficiaries. This Trust is a personal tax and estate planning trust and it has an indefinite term.

(4) Represents 250,000 shares owned directly by Mr. Sutcliffe. Does not include a contingent indirect beneficial interest in The Mediconsult Trust because The Mediconsult Trust is subject to the total discretion of Robert Jennings, the trustee of The Mediconsult Trust.

     The Company know of no arrangement or understanding, the operation of which may at a subsequent date result in a change of control of the Company.

              APPROVAL OF AMENDMENTS TO 1996 STOCK OPTION PLAN

DESCRIPTION OF THE PLAN

     During April 1996, the Board of Directors adopted a Stock Option Plan (the "Plan"). The Plan authorized the issuance of options to purchase up to 1,500,000 shares of the Company's Common Stock.

     The Plan allows the Board to grant stock options from time to time to employees, officers, directors and consultants of the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. Vesting provisions are determined by the Board at the time options are granted. The option price for any option will be no less than the fair market value of the Common Stock on the date the option is granted.

     Since all options granted under the Plan must have an exercise price no less than the fair market value on the date of grant, the Company will not record any expense upon the grant of options, regardless of whether or not they are incentive stock options. Generally, there will be no federal income tax consequences to the Company in connection with Incentive Stock Options granted under the Plan. With regard to options that are not Incentive Stock Options, the Company will ordinarily be entitled to deductions for income tax purposes of the amount that option holders report as ordinary income upon the exercise of such options, in the year such income is reported.

     During 1996, the Board of Directors granted a total of 1,480,000 options under the Plan. Of those options, 1,380,000 were exercised, 4,000 options expired unexercised, and 96,000 are still outstanding.

     On December 31, 1997, the Company's Board of Directors approved an increase in the number of shares of Common Stock which may be issued under the Plan from 1,500,000 to 2,000,000, subject to approval by the Company's shareholders within one year. Also on December 31, 1997, the Company's Board of Directors granted stock options to fourteen consultants to purchase a total of 248,000 shares. The options will be fully vested upon shareholder approval of the Plan amendment by December 31, 1998. If the shareholders do not approve the Plan amendment by that date, the options will expire.

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     During October 1998, the Board of Directors approved an additional increase in the number of shares which may be issued under the Plan to 2,500,000, subject to approval by the Company's shareholders; and the Board approved the issuance of 375,000 options. These options are subject to approval of the increase in the size of the Plan.

     In November 1998, the Board of Directors of the Company, subject to stockholder approval, adopted an amendment to the Plan to limit the maximum option grant which may be made to an employee in any calendar year to 250,000 shares (subject to adjustment for capital changes). Such amendment is to enable the Plan to satisfy a requirement of Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)") relating to performance-based compensation which is not subject to a $1,000,000 deductibility limit.

     Section 162(m) limits to $1,000,000 the deduction that a publicly-held corporation may take for federal income tax purposes for compensation paid in any year to each of its five highest paid officers. Regulations promulgated in 1995 designate certain compensation expenses which are exempt from this $1,000,000 deductibility limitation, including certain employee stock options and certain performance-based compensation meeting the requirements of Section 162(m).

     The amendment to the Plan is being proposed in response to the definitive regulations adopted by the Internal Revenue Service with respect to Section 162(m), including the transition rule. Stockholder approval of the amendment will preserve the tax deductibility under Section 162(m) of compensation paid upon the exercise of certain options granted under the Plan if total compensation for one of the five highest paid named individuals exceeds $1,000,000. All compensation paid to all other employees is not subject to
Section 162(m) and stockholder approval is not necessary to continue tax deductibility of such expenses.

     In November 1998, the Board of Directors also approved an amendment to the Plan, subject to stockholder approval, to provide that upon the exercise of an option, payment can be made by delivery of shares of Common Stock or with a promissory note, in addition to payment in cash. In accordance with this amendment, exercise of any stock option, in whole or in part, under the Plan is effected by a written notice of exercise delivered to the Company at its principal office together with payment for the Common Stock in full, or, at the discretion of the Board, (i) by the delivery of shares of Common Stock of the Company, valued at fair market value, a promissory note, or any combination thereof, or (ii) through an exercise notice payment procedure. The Plan contains terms providing for the exercise of Stock options by or on behalf of former and deceased employees. ISOs granted pursuant to the Plan are not assignable or transferable other than by will or by the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee.

     The complete text of the Plan is attached as Exhibit A hereto and the description thereof is qualified in its entirety by the full text of the Plan.

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                           SHAREHOLDER PROPOSALS

     The Board of Directors has not yet determined the date on which the next annual meeting of shareholders will be held. Any proposal by a shareholder intended to be presented at the Company's next annual meeting of shareholders must be received at the offices of the Company a reasonable amount of time prior to the date on which the information or proxy statement for that meeting are mailed to shareholders in order to be included in the Company's information or proxy statement relating to that meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS


                                  Robert Jennings, President

Hamilton, Bermuda
December 3, 1998


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                                  EXHIBIT A

                             MEDICONSULT.COM, INC.
                            1996 STOCK OPTION PLAN


     This Stock Option Plan was adopted this 24th day April 1996, and amended on November 24, 1998, by Mediconsult.com, Inc. upon the following terms and conditions:

     1. Definitions. Except as otherwise expressly provided in this Plan, the following capitalized terms shall have the respective meanings hereafter ascribed to them:

          (a)  "Board" shall mean the Board of Directors of the Corporation;

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended;

          (c) "Consultant" shall mean a person who provides services to the Corporation as an independent contractor;

          (d) "Corporation" means Mediconsult.com, Inc. and each and all of any present and future subsidiaries;

          (e) "Date of Grant" shall mean, for each participant in the Plan, the date on which the Board approves the specific grant of stock options to that participant;

          (f) "Employee" shall be an employee of the Corporation or any subsidiary of the Corporation;

          (g) "Grantee" shall mean the recipient of an Incentive Stock Option under the Plan;

          (h) "Incentive Stock Option" shall refer to a stock option which qualifies under Section 422 of the Code.

          (i) "Non-statutory Option" shall mean an option which is not an Incentive Stock Option.

          (j) "Shares" shall mean the Corporation's common stock, $.001 par value;

          (k)  "Shareholders" shall mean owners of record of any Shares; and

     2. Purpose. The purpose of this Stock Option Plan (the "Plan") is two-fold. First, the Plan will further the interests of the Corporation and its shareholders by providing incentives in the form of stock options to employees who contribute materially to the success and profitability of the Corporation. Such stock options will be granted to recognize and reward outstanding individual performances and contributions and will give selected employees an interest in the Corporation parallel to that of the shareholders, thus enhancing their proprietary interest in the Corporation's continued success and progress. This program also will enable the Corporation to attract and retain experienced employees. Second, the Plan will provide the Corporation flexibility and the means to reward directors and consultants who render valuable contributions to the Corporation.

     3. Administration. This Plan will be administered by the Board. The Board has the exclusive power to select the participants in this Plan, fix the

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awards to each participant, and make all other determinations necessary or advisable under the Plan, to determine whether the performance of an eligible employee warrants an award under this Plan, and to determine the amount and duration of the award. The Board has full and exclusive power to construe and interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for this Plan's administration. The Board shall have full power and authority to determine, and at the time such option is granted shall clearly set forth, whether the option shall be an Incentive Stock Option or a Non-statutory
Option.   Any such determination made by the Board will be final and binding on all persons. A member of the Board will not be liable for performing any act or making any determination required by or pursuant to the Plan, if such act or determination is made in good faith.

     4. Participants. Any employee, officer, director or consultant that the Board, in its sole discretion, designates is eligible to participate in this Plan. However, only key employees of the Corporation shall be eligible to receive grants of Incentive Stock Options. The Board's designation of a person as a participant in any year does not require the Board to designate that person to receive an award under this Plan in any other year or, if so designated, to receive the same award as any other participant in any year. The Board may consider such factors as it deems pertinent in selecting participants and in determining the amount of their respective awards, including, but without being limited to: (a) the financial condition of the Corporation; (b) expected profits for the current or future years; (c) the contributions of a prospective participant to the profitability and success of the Corporation; and (d) the adequacy of the prospective participant's other compensation. The Board, in its discretion, may grant benefits to a participant under this Plan, even though stock, stock options, stock appreciation rights or other benefits previously were granted to him under this or another plan of the Corporation, whether or not the previously granted benefits have been exercised, but the participant may hold such options only on the terms and subject to the restrictions hereafter set forth.

     5. Kinds of Benefits. Awards under this Plan, if any, will be granted in options to acquire Shares as described below.

     6. Options; Expiration; Limitations. Any Incentive Stock Option granted under this Plan shall automatically expire ten years after the Date of Grant or at such earlier time as may be described in paragraph 11 or directed by the Board in the grant of the option. Notwithstanding the preceding sentence, no Incentive Stock Option granted to a Shareholder who owns, as of the Date of Grant, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation shall, in any event, be exercisable after the expiration of five years from the Date of Grant. For the purpose of determining under any provision of this Plan whether a shareholder owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, such Shareholder shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

     Upon the exercise of an option, the Corporation shall deliver to the participant certificates representing authorized but unissued Shares. The cumulative total number of shares which may be subject to options issued and outstanding pursuant to this Plan is limited to 2,500,000 shares. This amount

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automatically will be adjusted in accordance with Paragraph 22 of this Plan.
If an option is terminated, in whole or in part, for any reason other than its exercise, the Board may reallocate the shares subject to that option (or to the part thereof so terminated) to one or more other options to be granted under this Plan.

     7. Option Exercise Price. Each option shall state the option price, which shall be not less than 100% of the fair market value of the Shares on the Date of Grant or the par value thereof whichever is greater. Notwithstanding the preceding sentence, in the case of a grant of an Incentive Stock Option to an employee who, as of the Date of Grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or its Parent or Subsidiaries, the option price shall not be less than 110% of the fair market value of the Shares on the Date of Grant or the par value thereof, whichever is greater.

     During such time as the Shares are not traded in any securities market, the fair market value per share shall be determined by a good faith effort of the Board, using its best efforts and judgment. During such time as the Shares are traded in a securities market but not listed upon an established stock exchange, the fair market value per share shall be the mean between dealer "bid" and "ask" prices in the securities market in which it is traded on the Date of Grant, as reported by the National Association of Securities Dealers, Inc. If the Shares are listed upon an established stock exchange or exchanges such fair market value shall be deemed to be the highest closing price on such stock exchange or exchanges on the Date of Grant, or if no sale of any Shares shall have been made on any stock exchange on that day, on the next preceding day on which there was such a sale. Subject to the foregoing, the Board shall have full authority and discretion in fixing the option price and shall be fully protected in doing so.

     8. Maximum Option Exercise. The aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time by a grantee during any calendar year (under all such plans of the Corporation and its parent or subsidiary, if any) shall not exceed $100,000. For purposes of this Paragraph 8, the value of stock acquired through the exercise of Non-statutory Options shall not be included in the computation of the aggregate fair market value.

     9. Maximum Option Grant. The maximum option grant which may be made to an employee of the Company in any calendar year shall not cover more than 250,000 shares, subject to adjustment as provied in Paragraph 22.

     10. Exercise of Options.

         (a) No stock option granted under this Plan may be exercised before the Grantee's completion of such period of services as may be specified by the Board on the Date of Grant. Furthermore, the timing of the exercise of any option granted under this Plan may be subject to a vesting schedule based upon years of service or an expiration schedule as may be specified by the Board on the Date of Grant. Thereafter, or if no such period is specified subject to the provisions of subsections (c), (d), (e), (f) and (g) of this Paragraph 10, the Grantee may exercise the option in full or in part at any time until expiration of the option.

          A Grantee cannot exercise an Incentive Stock Option granted under this Plan unless, at the time of exercise, he has been continuously employed by the Corporation since the date the option was granted. The Board may decide in each case to what extent bona fide leaves of absence for illness,

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temporary disability, government or military service, or other reasons will not be deemed to interrupt continuous employment.

         (b) Unless an Option specifically provides to the contrary, all options granted under this Plan shall immediately become exercisable in full in the event of the consummation of any of the following transactions:

              (i) A merger or acquisition in which the Company is not the surviving entity;

              (ii) The sale, transfer or other disposition of all or substantially all of the assets of the Company; or

              (iii) Any merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is issued to holders different from those who held the stock immediately prior to such merger.

         (c) Except as provided in subsections (d), (e) and (f) of this Paragraph 10, a Grantee cannot exercise an Incentive Stock Option after he ceases to be an employee of the Corporation, unless the Board, in its sole discretion, grants the recipient an extension of time to exercise the Incentive Stock Option after cessation of employment. The extension of time of exercise that may be granted by the Board under this subsection (c) shall not exceed three months after the date on which the Grantee ceases to be an employee and in no case shall extend beyond the stated expiration date of the option.

         (d) If the employment of a Grantee is terminated by the Corporation for a cause as defined in subsection (i) of this Paragraph 10, all rights to any stock option granted under this Plan shall terminate, including but not limited to the ability to exercise such stock options.

         (e) If a Grantee ceases to be an employee as a result of retirement, he may exercise the Incentive Stock Option within three months after the date on which he ceases to be an employee (but no later than the stated expiration date of the option) to the extent that the Incentive Stock Option was exercisable when he ceased to be an employee. An employee shall be regarded as retired if he terminates employment after his sixty-fifth birthday.

         (f) If a Grantee ceases to be an employee because of disability (within the meaning of Section 105(d)(4) of the Code), or if a Grantee dies, and if at the time of the Grantee's disability or death he was entitled to exercise an Incentive Stock Option granted under this Plan, the Incentive Stock Option can be exercised within 12 months after his death or termination of employment on account of disability (but no later than the stated expiration date of the option), by the Grantee in the case of disability or, in case of death, by his personal representative, estate or the person who acquired by gift, bequest or inheritance his right to exercise the Incentive Stock Option. Such options can be exercised only as to the number of shares for which they could have been exercised at the time the Grantee died or became disabled.

         (g) With respect to Non-statutory Options granted to Board members, the Board may provide on the Date of the Grant that such options will expire a specified number of days after such Board member ceases to be a member of the Board. In the absence of any such provision, the option will expire on the stated expiration date of the option.

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         (h)  Any stock option granted under the Plan will terminate, as a whole or in part, to the extent that, in accordance with this Paragraph 10, it no longer can be exercised.

         (i) For purposes of this Paragraph 10, "cause" shall mean the following:

              (1)  Fraud or criminal misconduct;

              (2)  Gross negligence;

              (3) Willful or continuing disregard for the safety or soundness of the Corporation;

              (4) Willful or continuing violation of the published rules of the Corporation.

     11. Method of Exercise. A stock option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock option being exercised and specify the number of shares as to which such Stock option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Board, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock option, or (c) at the discretion of the Board, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) in the discretion of the Board, by delivery (including by telecopier) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell (or margin) a sufficient portion of the shares and deliver the sale (or margin loan) proceeds directly to the Company to pay for the exercise price, or (e) at the discretion of the Board, by any combination of (a), (b), (c) or (d) above. If the Board exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 10 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     Any option granted under this Plan may be exercised as to any lesser number of shares than the full amount for which such option has been granted. A partial exercise of an option will not affect the Grantee's rights to exercise the option from time to time in accordance with this Plan as to the remaining shares subject to the option.

     12. Taxes; Compliance with Law; Approval of Regulatory Bodies. The Corporation, if necessary or desirable, may pay or withhold the amount of any tax attributable to any amount payable or shares deliverable under this Plan and the Corporation may defer making payment on delivery until it is indemnified to its satisfaction for that tax. Stock options are exercisable, and shares can be delivered under this Plan, only in compliance with all ap plicable federal and sate laws and regulations, including, without limitation,

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state and federal securities laws, and the rules of all stock exchanges on which the Corporation's shares are listed at any time. Any certificate issued pursuant to options granted under this Plan shall bear such legends and statements as the Board deems advisable to assure compliance with federal and state laws and regulations. No option may be exercised, and shares may not be issued under this Plan, until the Corporation has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Board deems advisable.

     Specifically, in the event that the Corporation deems it necessary or desirable to file a registration statement with the Securities and Exchange Commission or any State Securities Commission, no option granted under the Plan may be exercised, and shares may not be issued, until the Corporation has obtained the consent or approval of such Commission.

     In the case of the exercise of an option by a person or estate acquiring by bequest or inheritance the right to exercise such option, the Board may require reasonable evidence as to the ownership of the option and may require such consents and releases of taxing authorities as the Board deems advisable.

     13. Assignability. Each option granted under this Plan is not transferable other than by will or the laws of descent and distribution. Each option is exercisable during the life of the Grantee only by him.

     14. Tenure. A participant's right, if any, to continue to serve the Corporation as an officer, employee or otherwise, will not be enlarged or otherwise affected by his designation as a participant under this Plan, and such designation will not in any way restrict the right of the Corporation to terminate at any time the employment or affiliation of any participant for cause or otherwise.

     15. Amendment and Termination of Plan. The Board may alter, amend or terminate this Plan from time to time without approval of the shareholders. However, without the approval of the shareholders, no amendment will be effective that:

         (a) materially increases the benefits accruing to participants under the Plan;

         (b) increases the cumulative number of shares that may be delivered upon the exercise of options granted under the Plan or the aggregate fair market value of options which a participant may exercise in any calendar year;

         (c) materially modifies the eligibility requirements for participation in the Plan; or

         (d)  amends the requirements of paragraphs (a)-(c) of this Paragraph
15.

     Any amendment, whether with or without the approval of shareholders, that alters the terms or provisions of an option granted before the amendment will be effective only with the consent of the participant to whom the option was granted or the holder currently entitled to exercise it, except for adjustments expressly authorized by this Plan.

     16. Expenses of Plan. The expenses of the Plan will be borne by the Corporation.

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     17. Duration of Plan.  Options may only be granted under this Plan during the ten years immediately following the earlier of the adoption of the Plan or its approval by the Shareholders. Options granted during that ten year period will remain valid thereafter in accordance with their terms and the provisions of this Plan.

     18. Other Provisions. The option agreements authorized under the Plan shall contain such other provisions including, without limitation, restrictions upon the exercise of the option, as the Board shall deem advisable. Any such option agreements, which are intended to be "Incentive Stock Options" shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an "Incentive Stock Option" as defined in Section 422 of the Code.

     19. Indemnification of the Board. In addition to such other rights of indemnification as they may have as directors, the members of the Board shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after the institution of any such action, suit or proceeding a director shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

     20. Application of Funds. The proceeds received by the Corporation from the sale of stock pursuant to options granted under this Plan will be used for general corporate purposes.

     21. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the Grantee to exercise such option.

     22. Adjustment Upon Change of Shares. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other event affecting shares of the Corporation occurs, then the number and class of shares to which options are authorized to be granted under this Plan, the number and class of shares then subject to options previously granted under this Plan, and the price per share payable upon exercise of each option outstanding under this Plan shall be equitably adjusted by the Board to reflect such changes.

     23. Number and Gender. Unless otherwise clearly indicated in this Plan, words in the singular or plural shall include the plural and singular, respectively, where they would so apply, and words in the masculine or neuter gender shall include the feminine, masculine or neuter gender where applicable.

     24. Applicable Law. The validity, interpretation and enforcement of this Plan are governed in all respects by the laws of Delaware.

     25. Effective Date of Plan. This Plan shall not take effect until adopted by the Board. This Plan shall terminate if it is not approved by the holders of a majority of the outstanding shares of the capital stock of the

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Corporation, which approval must occur within the period beginning twelve months before and ending twelve months after the Plan is adopted by the Board.

                               MEDICONSULT.COM, INC.



                               By/s/ Robert Jennings
                                 Robert Jennings, President

     I hereby certify that the foregoing Stock Option Plan as amended was approved by the Board of Directors of Mediconsult.com, Inc. the 24th day of November 1998.


                               /s/ Robert Jennings
                               Robert Jennings, President



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